AGREEMENT AND PLAN OF REORGANIZATION

                           April 6, 2000

                     MONUMENT GALLERIES, INC.
                          ACQUISITION OF
                  REAL ESTATE OPPORTUNITIES, INC.

                         TABLE OF CONTENTS
                                                             Page

Recitals .......................................................1

Agreement  .....................................................1

     1.   Plan of Reorganization  ..............................1

     2.   Exchange of Shares  ..................................1

     3.   Delivery of Shares  ..................................2

     4.   Representations of Shareholders and
          Real Estate Opportunities, Inc.   ....................2

     5.   Representations of Monument Galleries, Inc. ..........5

     6.   Closing and Delivery Date  ...........................7

     7.   Conditions Precedent to the Obligations of
          Real Estate Opportunities, Inc.  .....................7

     8.   Conditions Precedent to the Obligations of
          Monument Galleries, Inc.  ............................8

     9.   Indemnification  .....................................9

     10.  Nature and Survival of Representations  ..............9

     11.  Documents at Closing  ................................8

     12.  Miscellaneous  ......................................11

          Signature Page  .....................................12

               AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT (this "Agreement") and Plan of Reorganization is entered into this 6th day of April, 2000, by and between MONUMENT GALLERIES, INC., a Colorado corporation, (hereinafter referred to as "Monument Galleries") and REAL ESTATE OPPORTUNITIES, INC., a Colorado corporation (hereinafter referred to as "Real Estate Opportunities"); and the undersigned shareholders of Real Estate Opportunities, (hereinafter referred to as the "REO Shareholders").

                             RECITALS

     The REO Shareholders own or control all of the issued and outstanding capital stock of Real Estate Opportunities. Monument Galleries desires to acquire all of the issued and outstanding stock of Real Estate Opportunities, making Real Estate Opportunities a wholly-owned subsidiary of Monument Galleries, and the REO Shareholders desire to make a tax-free exchange solely of their shares in Real Estate Opportunities for shares of Monument Galleries' common stock to be exchanged as more fully described in this Agreement.

     NOW, THEREFORE, for the mutual consideration set forth in this Agreement, the parties agree as follows:

                             AGREEMENT

     1. PLAN OF REORGANIZATION. The REO Shareholders are the owners of all the issued and outstanding common stock of Real Estate Opportunities. It is the intention of the parties to this Agreement that all of the issued and outstanding common stock of Real Estate Opportunities shall be acquired by Monument Galleries in exchange solely for newly issued Monument Galleries voting stock. It is the intention, but not a requirement, of the parties to this Agreement that this transaction qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

     2. EXCHANGE OF SHARES. Monument Galleries and the REO Shareholders agree that all of the issued and outstanding shares of common stock of Real Estate Opportunities, consisting of 5,482,977 shares, shall be exchanged with Monument Galleries for a total of 5,482,977 shares, in the aggregate, of restricted common stock of Monument Galleries. The Monument Galleries shares will, on the Delivery Date (defined in Paragraph 6 below) be delivered to the REO Shareholders in exchange for their shares in Real Estate Opportunities. The REO Shareholders represent and warrant that they will hold such shares of common stock of Monument Galleries for investment purposes and not for further public distribution and agree that the shares shall be appropriately restricted.

     3. DELIVERY OF SHARES AND ASSETS. On the Delivery Date (defined in Paragraph 6 below), the REO Shareholders will deliver certificates or other evidence of ownership of Real Estate Opportunities duly endorsed so as to make Monument Galleries the sole holder thereof free and clear of all claims and encumbrances. On the Delivery Date, delivery of the Monument Galleries shares, which will be appropriately restricted as to transfer, will be made to the REO Shareholders as set forth in this Agreement.

     4. REPRESENTATIONS OF REAL ESTATE OPPORTUNITIES. Real Estate Opportunities hereby represents and warrants that as of the date of this Agreement and as of the Closing Date (as defined in Paragraph 6 below), the representations set forth below are true and correct to the best of their knowledge, information, and belief.


          (a) The REO Shareholders are the sole owners of all of the issued and outstanding shares of common stock of Real
               Estate Opportunities; such shares are free from claims, liens, or other encumbrances; and the REO Shareholders have the unqualified right to transfer and dispose of such shares.

          (b)  The  issued  shares of Real Estate Opportunities  constitute
               validly issued,  fully-paid,  and  nonassessable   shares of
               Real Estate Opportunities;

          (c) The financial statements of Real Estate Opportunities which have been delivered to Monument Galleries, are complete, accurate and fairly present the financial condition of Real Estate Opportunities as of the dates appearing on such financial statements and the results of its operations for the periods covered. There are no liabilities, either fixed or contingent, not reflected in such financial statements other than contracts or obligations arising in the ordinary and usual course of business; and no such contracts or obligations in the usual course of business constitute liens or other liabilities which, if disclosed, would have a materially adverse effect on the financial condition of Real Estate Opportunities, as reflected in such financial statements.

          (d) Prior to and as of the Closing Date and the Delivery Date, there will not be any materially adverse changes in the financial condition of Real Estate Opportunities, except changes arising in the ordinary course of its business.

          (e) To the best of Real Estate Opportunities' knowledge, information and belief, it is not involved in, and has not received notice of any pending litigation or governmental investigation or proceeding and, to the best knowledge of Real Estate Opportunities, no material litigation, claims, or assessments, or governmental investigation or proceeding are threatened against Real Estate Opportunities, its principal shareholders or its properties.

          (f) As of the Closing Date and the Delivery Date, Real Estate Opportunities will be in good standing in its jurisdiction of incorporation, and and is duly qualified to do business in any jurisdiction where so required.

          (g) Real Estate Opportunities has complied with all applicable laws in connection with its formation, issuance of securities, organization, capitalization and operations, and to the best of Real Estate Opportunities' knowledge, information and belief, no contingent liabilities have been threatened or claims made, and no basis for the same exists with respect to said operations, formation or capitalization, including claims for violation of any federal or state securities laws, rules or regulations.

          (h) Real Estate Opportunities has filed all governmental, tax or related returns and reports due or required to be filed and has paid all taxes or assessments which have or which shall become due as of the Closing Date and the Delivery Date.

          (i) Except as disclosed in this Agreement or on any Exhibit to this Agreement, Real Estate Opportunities has not breached any material agreement to which it is a party.

          (j)  Real Estate Opportunities has no subsidiary corporations.

          (k) The corporate financial records, minute books, and other documents and records of Real Estate Opportunities are available for inspection by management of Monument Galleries prior to the Closing Date and shall be delivered to Monument Galleries in their entirety on the Delivery Date.

          (l) The execution of this Agreement will not violate or breach any agreement, contract, or commitment to which Real Estate Opportunities or the REO Shareholders are a party, and has been duly authorized by all appropriate and necessary action.

          (m) Real Estate Opportunities is a corporation duly organized and existing under the laws of the State of Colorado, having authorized as of the date of this Agreement 50,000,000 shares of common stock, par value $.001 per share, of which 5,482,977 shares are issued and outstanding. All outstanding shares have been duly authorized, validly issued and are fully paid and nonassessable with no personal liability attaching to the ownership of such shares. There are no outstanding convertible securities, warrants, options or commitments of any nature which may cause authorized but unissued shares to be issued to any person or entity.

          (n) To the best knowledge of Real Estate Opportunities, Real Estate Opportunities is not subject to any material labor disputes or disagreements, either actual or contingent.

          (p) At the date of this Agreement, management of Real Estate Opportunities is not aware of any events, conditions or facts materially affecting the business and prospects of Real Estate Opportunities or its assets. Real Estate Opportunities does not have now and will not have, at the Closing Date or the Delivery Date, withheld knowledge of any such events, conditions, and facts which they know, or have reasonable grounds to know, which may materially affect the business and prospects of Real Estate Opportunities or its assets.



     5. REPRESENTATIONS OF MONUMENT GALLERIES. Monument Galleries hereby represents and warrants as follows, effective this date, the Closing Date, and the Delivery Date, the representations listed below are true and correct to the best of its knowledge, information, and belief:

          (a) As of the Delivery Date, the Monument Galleries shares to be delivered to the REO Shareholders will constitute valid and legally issued shares of Monument Galleries, fully-paid and nonassessable, and will be legally equivalent in all respects to the common stock of Monument Galleries issued and outstanding as of the date of this Agreement.

          (b) The officers of Monument Galleries are duly authorized to execute this Agreement and have taken all actions required by law and agreements, charters, and bylaws, to properly and legally execute this Agreement.

          (c) Monument Galleries has made available to Real Estate Opportunities audited financial statements, which are true, complete and accurate; there are and shall be no substantial liabilities, either fixed or contingent, not reflected in such financial statements and records or to which the Real Estate Opportunities has not been made aware. Said financial statements fairly and accurately reflect the financial condition of Monument Galleries as of the date of such financial statements and the results of operations for the period reflected therein. Such statements shall have been prepared in accordance with Generally Accepted Accounting Principles, consistently applied.

          (d) Prior to and as of the Closing Date and the Delivery Date, there will not be any material changes in the financial position of Monument Galleries, except changes arising in the ordinary course of business, which changes will in no event adversely affect the financial condition of the Monument Galleries.

          (e) Except as previously disclosed, Monument Galleries is not involved in any pending litigation, claims, or governmental investigation or proceeding not reflected in such financial statements or otherwise disclosed in writing to Real Estate Opportunities, and there are otherwise no lawsuits, claims, assessments, investigations, or similar matters, to the best knowledge of management, threatened or contemplated against Monument Galleries, its management or properties.

          (f) As of the Closing Date and the Delivery Date, Monument Galleries is duly organized, validly existing and in good standing under the laws of the State of Colorado; it has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required.

          (g) Except as previously disclosed, Monument Galleries has not breached, nor is there any pending or threatened claims or any legal basis for a claim that Monument Galleries has breached, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or is bound and the execution and performance hereof will not violate any provisions of applicable law of any agreement to which Monument Galleries is subject.

          (h) Monument Galleries is a corporation duly organized and existing under the laws of the State of Colorado, having authorized as of the date of this Agreement, 10,000,000 shares of common stock, par value $.001 per share, of which 1,127,625 shares were issued and outstanding as of the date of this Agreement, and 1,000,000 shares of preferred stock, par value $1.00 per share, of which no shares were issued and outstanding as of the date of this Agreement. All outstanding shares have been duly authorized, validly issued, and fully paid. There are not outstanding or presently authorized securities, warrants, options or related commitments of any nature.

          (i) Monument Galleries has no subsidiary corporations.

          (j) The shares of restricted common stock of Monument Galleries to be issued to REO Shareholders as of the Delivery Date, will be validly issued, nonassessable and fully-paid under Colorado corporation law and will be issued in a non-public offering and exempted transaction under federal and state securities laws.

          (k) At the date of this Agreement, Monument Galleries has, and at the Closing Date, and as of the Delivery Date it will have, disclosed all events, conditions and facts materially affecting the business and prospects of Monument Galleries. Monument Galleries has not now and will not have, at the Closing Date, or at the Delivery Date, withheld disclosure of any such events, conditions, and facts which it, through management has knowledge of, or has reasonable grounds to know, may materially affect the business and prospects of Monument Galleries.

          (l) Monument Galleries is a public company and represents that, except as previously disclosed, it has no existing or threatened liabilities, claims, lawsuits, or basis for the same with respect to its shareholders, the public, brokers, the U.S. Securities and Exchange Commission, state agencies or other persons or entities. This includes matters relating to state or federal securities laws as well as general common law or state corporation law principles.

     6. CLOSING AND DELIVERY DATE. The closing of the transactions contemplated by this Agreement (the "Closing Date") shall be the date as the parties hereto may mutually agree for the execution of this Agreement but is expected to be on or about April 7, 2000. This Agreement is executed by the parties as of the Closing Date and effective as of the Deliver Date hereof. The date of delivery of all of the documentation shall be known as the Delivery Date. Certain exhibits, etc. may be delivered subsequent to the Delivery Date upon the mutual agreement of the parties to this Agreement. The REO Shareholders will be deemed to have accepted, as of the Delivery Date, delivery of the certificates of stock to be issued in their respective names, and in connection therewith will make delivery of certificates representing shares of stock in Real Estate Opportunities to Monument Galleries.

     7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF REAL ESTATE OPPORTUNITIES. All obligations of Real Estate Opportunities under this Agreement are subject to the fulfillment, prior to, as of the Closing Date, or at the Delivery Date, of each of the following conditions:

          (a) The representations and warranties by or on behalf of Monument Galleries contained in this Agreement or in any certificate or document delivered to Real Estate Opportunities pursuant to the provisions of this Agreement shall be true in all material respects at and as of the Closing Date and the Delivery Date as though such representations and warranties were made at and as of such time.

          (b) Monument Galleries shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date, subject only to the conditions required on the Delivery Date.

          (c) The Directors of Monument Galleries and each of the REO Shareholders shall have approved this transaction and such other reasonable matters as requested by Real Estate Opportunities as pertaining to this transaction.

     8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF MONUMENT GALLERIES. All obligations of the Monument Galleries under this Agreement are subject to the fulfillment, prior to, as of the Closing Date, or at the Delivery Date, of each of the following conditions:

          (a) The representations and warranties by Real Estate Opportunities contained in this Agreement or in any certificate or document delivered to Monument Galleries pursuant to the provisions of this Agreement shall be true at and as of the Closing Date and the Delivery Date as though such representations and warranties were made at and as of such time.

          (b) Real Estate Opportunities shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date, subject only to the conditions on the Delivery Date.

          (c) REO Shareholders shall deliver to Monument Galleries a letter commonly known as an "investment letter" agreeing that the shares of stock in Monument Galleries are being acquired for investment purposes, and not with a view to resale.

          (d) REO Shareholders shall state, and reaffirm as of the Delivery Date, that they are familiar with the business of Monument Galleries, that they are acquiring the Monument Galleries shares under Section 4(2), commonly known as the private offering exemption of the Securities Act of 1933, under Regulation D of said Act, and that the shares are restricted and may not be resold, except in reliance on an exemption under such Act.

     9. INDEMNIFICATION. Within the period provided in Paragraph 10 below and in accordance with the terms that Paragraph, each party to this Agreement, shall indemnify and hold harmless each other party at all times after the date of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorney's fees incident to any of the foregoing, resulting from any misrepresentations, breach of covenant or warranty or non-fulfillment of any agreement on the part of such party under this Agreement or from any misrepresentation in or omission from any certificate furnished or to be furnished to a party hereunder. Subject to the terms of this Agreement, the defaulting party shall reimburse the other party or parties on demand, for any reasonable payment made by said parties at any time after the Closing, in respect of any liability or claim to which the foregoing indemnity relates, if such payment is made after reasonable notice to the other party to defend or satisfy the same and such party failed to defend or satisfy the same.

     10. NATURE AND SURVIVAL OF REPRESENTATIONS. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing and the consummation of the transactions contemplated by this Agreement for a period of three years from the date of this Agreement. Each of the parties to this Agreement are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth in this Agreement.

     11. DOCUMENTS AT CLOSING. Between the date of this Agreement and the Delivery Date, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

          (a) Real Estate Opportunities shall deliver, or cause to be delivered, to Monument Galleries the following:

               (1) stock certificates representing all shares of common stock of Real Estate Opportunities owned by all of the REO Shareholders, duly endorsed in blank,

               (2) all corporate records of Real Estate Opportunities, including without limitation corporate minute books (which shall contain copies of the Articles of Incorporation and Bylaws, as amended to the Delivery Date), stock books, stock transfer books, corporate seals, and such other corporate books and records as may by reasonably requested by Monument Galleries and its counsel;

               (3) a certificate of the President of Real Estate Opportunities to the effect that all representations and warranties of Real Estate Opportunities made under this Agreement are reaffirmed on the Closing Date and the Delivery Date, the same as though originally given on said date;

               (4) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement;

          (b) Monument Galleries will deliver or cause to be delivered to REO Shareholders and Real Estate Opportunities:

               (1) stock certificates for Common Stock to be issued as a part of the exchange as listed on Exhibit "A" after the date of approval of this transaction by the REO Shareholders;

               (2) a certificate of the President of Monument Galleries to the effect that all representations and warranties of Monument Galleries made under this Agreement are reaffirmed on the Closing Date and the Delivery Date, the same as though originally given on said date;

               (3) certified copies of resolutions by Monument Galleries's Board of Directors and Real Estate Opportunities authorizing this transaction;

               (4) such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement.

     12.       MISCELLANEOUS.

          (a) FURTHER ASSURANCES. At any time, and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

          (b) WAIVER. Any failure on the part of any party to this Agreement to comply with any of its obligations, agreements or conditions under this Agreement may be waived in writing by the party to whom such compliance is owed.

          (c) BROKERS. Neither party has employed any brokers or finders with regard to this Agreement.

          (d) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or three days after being sent by prepaid first class registered or certified mail, return receipt requested.

          (e) HEADINGS. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (f) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (g) GOVERNING LAW. This Agreement was negotiated and is being contracted for in the State of Colorado, and shall be governed by the laws of the State of Colorado, and the securities being issued in connection with performance of this Agreement are being issued in reliance on the non-public offering exemption provided under Section 4(2) of the Securities Act of 1933.

          (h) BINDING EFFECT. This Agreement shall be binding upon the parties to this Agreement and shall inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

          (I) ENTIRE AGREEMENT. This Agreement is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind of condition or inducements to the execution of this Agreement.

          (j) TIME. Time is of the essence in connection with this Agreement.

          (k) SEVERABILITY. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

          (l) DEFAULT COSTS. In the event any party to this Agreement has to resort to legal action to enforce any of the terms of this Agreement, the prevailing party shall be entitled to collect attorneys fees and other costs from the non-prevailing party.

     IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                              MONUMENT GALLERIES, INC.
                              a Colorado Corporation



                         By:  /S/ F. JEFFREY KRUPKA
                              F. Jeffrey Krupka, President




Attest:



/S/ CYNTHIA KETTL
Cynthia Kettl, Secretary


                         REAL ESTATE OPPORTUNITIES, INC.
                         a Colorado Corporation



                         By:  /S/ F. JEFFREY KRUPKA
                              F. Jeffrey Krupka, President
Attest:



/S/ CYNTHIA KETTL
Cynthia Kettl, Secretary


                              REO SHAREHOLDERS




/S/ F. JEFFREY KRUPKA              /S/ JANET BROPHY
F. Jeffrey Krupka                  Janet Brophy



/S/ RYAN THOMAS                    /S/ JAMES ANDREW KRUPKA
Ryan Thomas                        James Andrew Krupka



/S/ PAUL BENJAMIN KRUPKA           /S/ KATHY M. MARTIN
Paul Benjamin Krupka               Kathy M. Martin



/S/ REBECCA E. MURR                /S/ RACHEL M. MURR
Rebecca E. Murr                    Rachel M. Murr



/S/ BETHANY D. MURR                /S/ JAMES ALLEN MURR
Bethany D. Murr                    James Allen Murr



/S/ MELISSA D. MURR                /S/ ALEXANDRIA C. MURR
Melissa D. Murr                    Alexandria C. Murr



/S/ THOMAS A. REID                 /S/ JOEL C. KRUPKA
Thomas A. Reid                     Joel C. Krupka



/S/ DIANA B. KRUPKA                /S/ PAUL J. KRUPKA
Diana B. Krupka                    Paul J. Krupka



/S/ REBECCA A. SCHMIDT             /S/ CYNTHIA KETTL
Rebecca A. Schmidt                 Cynthia Kettl



/S/ JACQUELINE S. KRUPKA           /S/ FRANK K. KRUPKA
Jacqueline S. Krupka               Frank K. Krupka



/S/ CAMERON D. SUMMERS             /S/ SHELBY L. SUMMERS
Cameron D. Summers                 Shelby L. Summers





/S/ DAVID M. SUMMERS               KRUPKA-MURR GIFT &
David M. Summers                   EDUCATION FOUNDATION,
                                   INC.



                                 By:/S/ F. JEFFREY KRUPKA, PRES.


   B 7  BRAND, LLC                 CHERRY CREEK COTTAGE LLC



By:/S/ F. JEFFREY KRUPKA, MGR.  By:/S/ F. JEFFREY KRUPKA, MGR.



   MOON UNIT LLC                   WRAITH MOON HOUSE LLC



By:/S/ F. JEFFREY KRUPKA, MGR.  By:/S/ F. JEFFREY KRUPKA, MGR.



   ARTHUR W. ZARLENGO              JACK FRANK FORD PROFIT
   REVOCABLE TRUST DATED           SHARING PLAN
   9/24/98


By:ARTHUR W. ZARLENGO, TRUSTEE  By:/S/ JACK FRANK FORD, TRUSTEE


   MARLENE M. ROBEN TRUST          PLATINUM FINANCIAL FUND,
                                   LLC



By:/S/ MARLENE M. ROBEN, TRUSTEE By:/S/ KRUPKA AND ASSOCIATES, LLC
                                        F. JEFFREY KRUPKA, MGR.

   THE MILLER FAMILY TRUST         RICHARD AND NORMA VESEY,
                                   TRUSTEES


By:/S/ NANCY M. MILLER, TRUSTEE By:/S/ RICHARD H. VESEY, TRUSTEE

                                By:/S/ NOERMA F. VESEY, TRUSTEE



THE IRENE M. MATHEWS               THE WILLIAM C. MATHEWS
TRUST                              TRUST


By:/S/ WILLIAM C. MATHEWS, TRUSTEE By:/S/IRENE M. MATHEWS, TRUSTEE




/S/ WELLENA HAMBY                  /S/ JOHN BROPHY
Wellena Hamby                      John Brophy



/S/ MARY C. DRAGOO                 /S/ NANCY M. MILLER
Mary C. Dragoo                     Nancy M. Miller



/S/ TED M. GILL                    /S/ ELSIE MAE APARICIO
Ted M. Gill                        Elsie Mae Aparicio



/S/ H. JEAN LUSCHE                 /S/ NORIS A. LUSCHE
H. Jean Lusche                     Noris A. Lusche



/S/ JACK F. FORD                   /S/ JANICE C. FORD
Jack F. Ford                       Janice C. Ford



/S/ NORMA JEAN WARD                /S/ NORMAN LAKIN
Norma Jean Ward                    Norman Lakin



/S/ ROBERT M. SINGER               /S/ STEVEN CARLSON
Robert M. Singer                   Steven Carlson



/S/ THOMAS VESEY                   /S/ SHIRLEY HERBER
Thomas Vesey                       Shirley Herber

                     MONUMENT GALLERIES, INC.

                       OFFICER'S CERTIFICATE


     The undersigned, President of MONUMENT GALLERIES, INC. does hereby certify that he is a duly elected, qualified and acting officer of Monument Galleries, Inc. a Colorado corporation, and as such is familiar with the business affairs of said corporation, and is familiar with and has read that certain Agreement and Plan of Reorganization between Monument Galleries, Inc. and Real Estate Opportunities, Inc. dated April 6, 2000.

     The undersigned does hereby state that the representations and warranties made by Monument Galleries, Inc. contained in said Agreement, to the best of his knowledge, are true and correct at and as of the time of closing and the date of delivery of the Monument Galleries, Inc shares. In addition, the undersigned hereby states that to the best of his knowledge, Monument Galleries, Inc. has performed and complied with all covenants, agreements and conditions required by the Agreement to be performed or complied with by Monument Galleries, Inc. prior to or at the Closing Date or the Delivery Date.

     IN WITNESS WHEREOF, the undersigned, has hereunto duly executed this Certificate this 6th day of April, 2000.



                              ____________________________________
                              F. Jeffrey Krupka

                  REAL ESTATE OPPORTUNITIES, INC.


                       OFFICER'S CERTIFICATE


     The undersigned, President of REAL ESTATE OPPORTUNITIES, INC. does hereby certify that he is a duly elected, qualified and acting officer of Real Estate Opportunities, a Colorado corporation, and as such is familiar with the business affairs of said corporation, and is familiar with and has read that certain Agreement and Plan of Reorganization between Monument Galleries, Inc. and Real Estate Opportunities, Inc. dated April 6, 2000.

     The undersigned does hereby state that the representations and warranties made by Real Estate Opportunities, Inc. contained in said Agreement, to the best of his knowledge, are true and correct at and as of the time of closing and the date of delivery of the Monument Galleries Inc. shares. In addition, the undersigned hereby states that to the best of his knowledge, Real Estate Opportunities, Inc. has performed and complied with all covenants, agreements and conditions required by the Agreement to be performed or complied with by Real Estate Opportunities, Inc. prior to or at the Closing Date or the Delivery Date.

     IN WITNESS WHEREOF, the undersigned, has hereunto duly executed this Certificate this 6th day of April, 2000.



                              ____________________________________
                              F. Jeffrey Krupka